Exhibit 99.1

Exhibit 99.1

2023 Revenue Growth

Quarter over quarter sales growth from Q1 through Q4

- **2023 Net Revenues** ($255 - $260 million) achieved upper end of guidance range
  - Q4 revenues >$90M
- **CIMERLI** – Quarter-over-quarter revenue growth after Q-Code April 2023
- **UDENYCA** – Quarter-over-quarter net revenue growth
  - Strong ASP to support Q1 2024 OBI launch
  - Three presentations provide long term market share increase opportunity
- **LOQTORZI** –Distributors stocked, patients dosed, sales ramp initiated

The preliminary 2023 financial information presented here has not been reviewed by our auditor or audited and is subject to significant change. We have not completed our financial close process. The completed, audited Coherus Fourth Quarter and Full Year 2023 Financial Results are planned for release in March 2024

© 2024 Coherus BioSciences.
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